                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    BUILDING MATERIALS HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing party:

        ------------------------------------------------------------------------
    (4) Date filed:

        ------------------------------------------------------------------------

                                 [BMHC LOGO]



                        ONE MARKET PLAZA, STEUART TOWER
                            26TH FLOOR, SUITE 2650
                         SAN FRANCISCO, CA 94105-1475

------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 5, 1999

------------------------------------------------------------------------------

DEAR SHAREHOLDER:

         YOU ARE INVITED TO ATTEND BUILDING MATERIALS HOLDING CORPORATION'S 1999 ANNUAL MEETING OF SHAREHOLDERS ("ANNUAL MEETING"), WHICH WILL BE HELD AT THE WORLD TRADE CLUB IN THE WORLD TRADE CENTER, SAN FRANCISCO, CALIFORNIA, ON WEDNESDAY, MAY 5, 1999, AT 1:30 P.M. PACIFIC DAYLIGHT TIME FOR THE FOLLOWING
PURPOSES:

         1. ELECT DIRECTORS TO SERVE FOR THE 1999 FISCAL YEAR AND UNTIL THEIR SUCCESSORS ARE ELECTED.

         2. TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

         OUR BOARD OF DIRECTORS HAS ESTABLISHED THE CLOSE OF BUSINESS ON MONDAY, MARCH 22, 1999, AS THE RECORD DATE FOR DETERMINING THE SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

         WE HOPE YOU WILL BE ABLE TO ATTEND. BUT IF YOU ARE UNABLE TO ATTEND, WE NEED YOUR VOTE. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, BUT IT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING.

         IF YOU PLAN ON VOTING AT THE ANNUAL MEETING AND YOUR SHARES ARE HELD BY A BROKER, BANK, OR OTHER PERSON, YOU MUST BRING TWO ADDITIONAL ITEMS TO THE ANNUAL MEETING: (I) A LETTER FROM THAT ENTITY WHICH CONFIRMS YOUR BENEFICIAL OWNERSHIP OF SHARES, AND (II) A PROXY ISSUED IN YOUR NAME.

         YOUR VOTE IS IMPORTANT TO US REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

         IF YOU HAVE ANY QUESTIONS, PLEASE DO NOT HESITATE TO CONTACT US.



                                       PAUL S. STREET
                                       SENIOR VICE PRESIDENT,
                                       GENERAL COUNSEL AND SECRETARY

SAN FRANCISCO, CALIFORNIA
MARCH 31, 1999

                    BUILDING MATERIALS HOLDING CORPORATION
                        ONE MARKET PLAZA, STEUART TOWER
                            26TH FLOOR, SUITE 2650
                         SAN FRANCISCO, CA 94105-1475

------------------------------------------------------------------------------

                               PROXY STATEMENT

------------------------------------------------------------------------------

                              TABLE OF CONTENTS

INTRODUCTION......................................................................................................1

INFORMATION CONCERNING VOTING.....................................................................................1
         General Information......................................................................................1
         Date, Time and Place of Annual Meeting...................................................................1
         Record Date; Shares Entitled to Vote.....................................................................1
         Market for BMHC's Common Stock...........................................................................1
         Quorum; Required Vote....................................................................................2
         Revocability of Proxies..................................................................................2
         Solicitation.............................................................................................2

PROPOSAL 1 - ELECTION OF BOARD OF DIRECTORS.......................................................................3
         Nominees for Election as Directors.......................................................................3

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.................................................................5
         Audit Committee..........................................................................................5
         Compensation Committee...................................................................................5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...................................................................6

EXECUTIVE COMPENSATION AND OTHER INFORMATION......................................................................8
         Summary of Cash and Certain Other Compensation...........................................................8
         Stock Option Grants in the Last Fiscal Year.............................................................10
         Aggregated Stock Options ...............................................................................11
         Compensation of Directors...............................................................................11
         Severance and Change of Control Agreements..............................................................12
         Compensation Committee Interlocks and Insider Participation.............................................12

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..........................................................13

PERFORMANCE GRAPH................................................................................................16

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS.....................................................................17
         Indemnification of Executive Officers and Directors.....................................................17

SHAREHOLDER PROPOSALS............................................................................................18

SHAREHOLDER NOMINATION OF DIRECTORS..............................................................................18

OTHER MATTERS....................................................................................................18

                                INTRODUCTION

         Building Materials Holding Corporation, a Delaware corporation ("BMHC" or the "Company"), is a holding company formed in 1997, and engages in the distribution of building materials through its subsidiaries. BMHC sells materials primarily to professional contractors and to professional repair and remodel contractors, as well as to project-oriented customers. BMHC's executive office is in San Francisco, California.

                         INFORMATION CONCERNING VOTING

GENERAL INFORMATION

         We have sent you the enclosed proxy because BMHC's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement is designed to provide you with information to assist you in voting your shares. It summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission. The purpose of the Annual Meeting is for the shareholders of BMHC's common stock to consider and vote on the following proposals:

         1. Elect directors to serve for the 1999 fiscal year and until their successors are elected.

         2. Transact such other business as may properly come before the meeting or any adjournment of the meeting.

DATE, TIME AND PLACE OF ANNUAL MEETING

         The Annual Meeting will be held on Wednesday, May 5, 1999, at 1:30 p.m. Pacific Daylight Time, at the World Trade Club in The World Trade Center in San Francisco, California. BMHC intends to mail this Proxy Statement and accompanying proxy card on or about April 1, 1999, to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE

         BMHC's Board of Directors fixed the close of business on Monday, March 22, 1999, as the record date (the "Record Date") for determining BMHC's shareholders entitled to vote at the Annual Meeting. Only the holders of record of BMHC's common stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 22, 1999, there were 12,656,109 shares of common stock outstanding.

MARKET FOR BMHC'S COMMON STOCK

         BMHC's common stock is listed for quotation on the Nasdaq Market System under the symbol "BMHC." On the Record Date, the fair market value of BMHC's common stock as reported by the Nasdaq Market System at the close of trading was $10.625.

QUORUM; REQUIRED VOTE

         On the Record Date, there were 12,656,109 shares of outstanding common stock of BMHC. You are entitled to one vote for each share of common stock of BMHC that you hold as of the Record Date on each of the matters to be voted on at the Annual Meeting. You do not have cumulative voting rights. A quorum consisting of at least 6,328,055 shares is necessary to hold a valid meeting. If at least 6,328,055 shares of the total 12,656,109 shares entitled to vote at the Annual Meeting are cast, either in person or by proxy, a quorum will exist.

         The inspectors of election appointed for the Annual Meeting will tabulate all votes. They will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes will be included in determining the number of shares present and voting at the Annual Meeting. Abstentions will count toward the quorum requirement, and they will have the same effect as negative votes. Broker non-votes will be counted toward a quorum but will not be counted in determining whether a matter is approved.

REVOCABILITY OF PROXIES

         You may revoke your proxy at any time before it is voted. You may revoke your proxy by filing a written notice of revocation or a duly executed proxy with a later date with the Secretary of BMHC at its executive office located at One Market Plaza, Steuart Tower, 26th Floor, Suite 2650, San Francisco, CA 94105-1475, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

SOLICITATION

         BMHC will pay the entire cost for solicitation of proxies. Copies of the solicitation materials will be sent to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of BMHC's common stock beneficially owned by others to forward to such beneficial owners. BMHC may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Directors, executive officers, or other regular BMHC employees may supplement the original solicitation of proxies. BMHC will not pay its directors, executive officers or regular employees any additional compensation for this service.

                                  PROPOSAL 1

                       ELECTION OF BOARD OF DIRECTORS

         BMHC's Board of Directors has nominated nine people to fill the nine Board positions authorized in BMHC's Bylaws. The nine nominees served as BMHC's directors during 1998. Each nominee will be elected to hold office until the next annual meeting of shareholders and until a successor is elected and has qualified, or until a director's earlier death, resignation, or removal.

         If elected, each nominee has agreed to serve, and the Board has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election as a result of an unexpected occurrence, the Board may substitute a nominee and allocate the voted shares for another person of its choice. It is intended that the executed proxies be voted for the election of the nine nominees, unless the authority to do so is withheld. The nine nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as BMHC directors. References in terms of officers and directors include BMHC and BMC West Corporation.

NOMINEES FOR ELECTION AS DIRECTORS

GEORGE E. MCCOWN - Mr. McCown (63) is Chairman of BMHC's Board of Directors and has been a director since 1987. He was co-founder and has been a Managing General Partner of the MDC Management Companies, the general partner of McCown De Leeuw & Co., since 1984, and was instrumental in financing and executing the leveraged buy-out of the Company in 1987. Mr. McCown currently serves as the Vice-Chairman of the Board of Directors of Vans, Inc. and as a director of the following publicly held companies: FiberMark, Inc. and Dimac. Mr. McCown also serves as a director of several privately held companies.

ROBERT E. MELLOR - Mr. Mellor (55) is the President and Chief Executive Officer of BMHC, and has served as a director since 1991. Mr. Mellor was previously Of Counsel with the law firm of Gibson, Dunn & Crutcher LLP from 1990 through February 15, 1997. He previously served as the Executive Vice President and Chief Administrative Officer, and as a director of Di Giorgio Corporation from 1987 to 1990. He joined Di Giorgio Corporation in 1976. He also serves as a director of Coeur d'Alene Mines Corporation.

DONALD S. HENDRICKSON - Mr. Hendrickson (68) retired as President and Chief Executive Officer of BMC West in 1998. He has served as a director since 1987. Mr. Hendrickson currently serves as a director of Albertson College of Idaho and as a Director-at-Large for the Western Building Materials Association.

ALEC F. BECK - Mr. Beck (42) has served as a director since 1996. He joined Stripling-Blake Lumber Company, Inc. ("SBLC"), an Austin, Texas building materials retailer, in 1974, and served as President from 1983 until 1995 when certain assets were sold to the Company.

H. JAMES BROWN - Dr. Brown (58) has served as a director since 1991. He is currently the President and Chief Executive Officer for the Lincoln Institute of Land Policy. Dr. Brown was a professor at the Kennedy School of Government, Harvard University from 1970 to 1996, and served as the director of the Joint Center for Housing Studies at Harvard University. He also serves as a director of American Residential Investment Trust.

WILBUR J. FIX - Mr. Fix (71) has served as a director since 1991. He served as Chairman and Chief Executive Officer of The Bon Marche from 1980 until his retirement in February 1993. Mr. Fix is a member of the Board of Advisors of the Corporate Council of the Arts-Seattle. He is also a member of the advisory council for the Institute of Retail Studies for the College of the Desert in Palm Desert, California. He currently serves as a director of Vans, Inc., and several privately held companies.

ROBERT V. HANSBERGER - Mr. Hansberger (78) has served as a director since 1988. He is Chairman of the Board of Directors and past Chief Executive Officer of Futura Corporation, a privately held diversified holding company. Mr. Hansberger, a founder of Boise Cascade Corporation, served as its President, Chief Executive Officer and Chairman of the Board of Directors from 1957 to 1972. He currently serves as a director of MK Gold Corporation and SCP Global Technologies and several privately held companies.

GUY O. MABRY - Mr. Mabry (72) has served as a director since 1991. He previously served as Executive Vice President of Owens-Corning Fiberglas Corporation from 1986 until his retirement in 1990. Mr. Mabry was a Senior Vice President of Owens-Corning from 1980 to 1986.

PETER S. O'NEILL - Mr. O'Neill (61) has served as a director since 1993. He is the founder of O'Neill Enterprises, Inc., a residential development and home building company, and has served as its President since 1989. He previously founded River Run Development Company in 1979, which received the Award for Excellence from the Urban Land Institute in 1990. Mr. O'Neill has served as a director of various local and national economic and urban development organizations. He currently serves on the Board of Directors and Executive Committee of Albertson College of Idaho and The Nature Conservancy of Idaho. He is a member of the Urban Land Institute and is currently serving as a director of Idaho Power Company.

              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1998, the Board of Directors met five times. In addition to the full Board meetings, some directors also attended meetings of Board committees. The Board of Directors has an Audit Committee and a Compensation Committee.

AUDIT COMMITTEE

         The Audit Committee is authorized by the Board of Directors to review and supervise the financial controls of BMHC. This includes selecting BMHC's independent public accountants, acting upon recommendations of the independent public accountants, reviewing BMHC's proposed budgets, and taking such further actions as the Committee deems necessary. Mr. Hendrickson was appointed to the Audit Committee to replace Mr. O'Neill who transferred to the Compensation Committee. The Audit Committee consists of Messrs. Fix, Chairman, Beck, Brown, and Hendrickson, and met twice during the fiscal year ended December 31, 1998.

COMPENSATION COMMITTEE

         The Compensation Committee is authorized by the Board of Directors to set salaries and incentive compensation, stock options and retirement plans for BMHC's executive officers and employees. The Compensation Committee consists of Messrs. Hansberger, Chairman, Mabry, and O'Neill, and met four times during the fiscal year ended December 31, 1998.

         During the fiscal year ended December 31, 1998, all of the directors attended at least 75% of all of the meetings of the Board of Directors and those committees on which they served during the fiscal year.

         For information regarding compensation received by a director, see "Executive Compensation and Other Information-Compensation of Directors" and "Certain Relationships and Other Transactions."


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         This table details the amount of BMHC's common stock owned as of March 22, 1999, by each person who is known by BMHC to beneficially own more than 5% of BMHC's common stock. The table also shows information concerning beneficial ownership by all directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.


                         BENEFICIAL OWNERSHIP TABLE
------------------------------------------------------------------------------

                                                                                 BENEFICIAL OWNERSHIP(1)
                                                                             ------------------------------
                                                                              NUMBER OF         PERCENT OF
BENEFICIAL OWNER                                                               SHARES            TOTAL(2)
----------------                                                             ----------         ----------
Becker Capital Management                                                    1,038,532             8.2%
1211 Southwest Fifth Avenue, Suite 2185
Portland, OR  97204

ICM Asset Management, Inc.                                                     987,900             7.8%
601 Main Avenue, Suite 917
Spokane, WA 99201

1838 Investment Advisors                                                       971,707             7.6%
Five Radnor Corporate Center
100 Matsonford, Ste 320
Radnor, PA  19087-4571

Dimensional Fund Advisors                                                      863,500             6.8%
1299 Ocean Ave., 11th Floor
Santa Monica, CA  90401

Directors and Executive Officers:

   George E. McCown, Chairman of the Board of Directors                        109,720               *

   Robert E. Mellor, President and Chief Executive Officer
   and Director(4,5)                                                            57,582               *

   Richard F. Blackwood, Senior Vice President of Operations(4,5)               55,338               *
   President, Intermountain Division - BMC West

   Ellis C. Goebel, Senior Vice President - Finance(4,5)
   and Treasurer                                                                53,474               *

   Steven H. Pearson, Vice President of Human Resources(4,5)                    40,330               *

   William E. Smith, President, SouthCentral Division - BMC West(4,5)            2,014               *


                                    - 6 -



   Alec F. Beck, Director(5)                                                    10,869               *

   H. James Brown, Director(5)                                                  21,000               *

   Wilbur J. Fix, Director(5)                                                   24,000               *

   Robert V. Hansberger, Director(3,5)                                          37,500               *

   Donald S. Hendrickson, Director(4,5,7)                                      133,078             1.0%

   Guy O. Mabry, Director(5)                                                    16,000               *

   Peter S. O'Neill, Director(5)                                                21,000               *

All directors and executive officers as a group (13 persons):(6)               581,905             4.5%

--------------------------------------------

*  Represents holdings of less than 1%.

(1) This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13G, if any, filed with the Securities and Exchange Commission ("SEC"). Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power regarding the shares shown as beneficially owned by the shareholder.

(2) The percentage of stock ownership is based on 12,656,109 outstanding shares of BMHC's common stock, adjusted as required by the rules promulgated by the SEC.

(3) Includes 16,500 shares held of record by Mr. Hansberger's wife. Mr. Hansberger disclaims beneficial ownership of these shares.

(4) Includes shares purchased through BMHC's 401(k) Plan and held indirectly during 1998: Mr. Mellor, 102.9; Mr. Hendrickson, 1,138.9; Mr. Blackwood, 967.6; Mr. Goebel, 825.8; Mr. Pearson, 825.8; and Mr. Smith, 14. These figures represent the shares purchased through BMHC's 401(k) Plan and held indirectly as of 1998. The shares to be issued for the 1999 fiscal year have not been allocated as of the date of this Proxy Statement.

(5) Includes the shares which certain BMHC directors and executive officers have the right to acquire within 60 days after the date of this table pursuant to outstanding options. The shares which these directors and executive officers are eligible to acquire are as follows: Mr. Mellor, 39,480; Mr. Blackwood, 45,246; Mr. Goebel, 29,212; Mr. Pearson, 19,505;
     Mr. Beck, 6,750; Mr. Brown, 19,000; Mr. Fix, 21,000; Mr. Hansberger, 21,000; Mr. Hendrickson, 90,690; Mr. Mabry, 13,500; Mr. O'Neill, 21,000;
     and Mr. Smith, 2,000; all directors and executive officers as a group, 328,383.

(6)  Includes shares described in the notes above.

(7)  Mr. Hendrickson has disclaimed beneficial ownership of 34,000 shares.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         This table details certain summary information concerning compensation paid to or accrued by BMHC on behalf of BMHC's chief executive officer and each of BMHC's other executive officers (determined as of the end of the last fiscal year) (the "Named Executive Officers") for the fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998.

                          SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------


                                                                                      Long-Term
                                                                                     Compensation
                                                                                   ----------------
                                                 Annual Compensation                    Awards(3)
-----------------------------------------------------------------------------------------------------------------------
                                                                     Other
          Name                                                       Annual           Securities             All Other
           and                                                      Compen-           Underlying              Compen-
        Principal                                                    sation            Options                 sation
        Position             Year      Salary($)     Bonus($)(1)     ($)(2)               (#)                  ($)(5)
-----------------------------------------------------------------------------------------------------------------------

Robert E. Mellor             1998          275,000      278,094        --             14,900(4)                37,350
President and Chief
Executive Officer            1997          240,624      181,240        --            100,000(6)                18,213

                             1996              N/A          N/A       N/A                 N/A                     N/A
-----------------------------------------------------------------------------------------------------------------------

Richard F. Blackwood         1998          187,083      158,048      50,200            6,860(4)                28,058
Senior Vice President of
Operations and President -   1997          155,000       70,412        --              6,000(4)                30,773
Intermountain Division -
BMC West                     1996          150,000       99,704        --              6,000(4)                21,239
-----------------------------------------------------------------------------------------------------------------------

Ellis C. Goebel              1998          170,500      172,418        --              6,160(4)                25,056
Senior Vice President -
Finance and Treasurer        1997          140,500       75,763        --              4,040(4)                22,932

                             1996          118,333       74,698        --              2,685(4)                15,817
-----------------------------------------------------------------------------------------------------------------------

Steven H. Pearson            1998          136,667      139,310      83,671            5,060(4)                18,613
Vice President of Human
Resources                    1997          120,000       55,355        --              4,000(4)                22,391

                             1996          116,667       73,646      38,970            2,630(4)                15,790
-----------------------------------------------------------------------------------------------------------------------

William E. Smith             1998          175,000      132,125        --                  --                   3,913
President - SouthCentral
Division - BMC West          1997(7)        23,000        8,158        --               5,000                     130

                             1996              N/A          N/A       N/A                 N/A                     N/A
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------

(1) Each year BMHC has adopted a bonus plan for its key management personnel, including executive officers. For the fiscal year ended December 31, 1998, 327 of BMHC's 4,037 employees were eligible to participate in the bonus plan. The Compensation Committee determines the final size of the bonus pool. Distribution of the bonus pool is based on each person's salary and each individual officer's performance against predetermined objectives.

    The President and Chief Executive Officer of BMHC also participates in the same bonus plan as other executive officers. In 1998, Mr. Mellor received a bonus of $278,094 and none of his performance stock options vested.

(2) Consists of proceeds received on the exercise of options equal to the difference between the exercise price and the market price on the exercise date. Certain incidental personal benefits that are furnished to BMHC's executive officers (not otherwise disclosed in this Proxy Statement) may result from expenses incurred in attracting and retaining qualified personnel. For fiscal year 1998, the incremental cost to BMHC to provide these incidental personal benefits did not exceed the lesser of $50,000 or 10% of the compensation reported in the Summary Compensation Table for any Named Executive Officer, or, with respect to all executive officers as a group, the lesser of $50,000 multiplied by the number of persons in such group or 10% of the compensation reported in the table for the group.

(3) BMHC has no stock appreciation rights (SARs). The awards consist of stock options granted under the 1992 Non-Qualified Stock Option Plan, as amended ("1992 Plan"). Options vest at a rate of 20% per year, unless, pursuant to the terms of the plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

(4) The awards consist of stock options granted under the 1993 Employee Stock Option Plan, as amended ("1993 Plan"). Options vest at a rate of 20% per year unless, pursuant to the terms of the plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

(5) Consists of BMHC's matching payments under its savings and retirement plan (the "401(k) Plan"). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, eligible employees may elect to contribute on a tax-deferred basis from 1% to 15% of their total compensation, subject to statutory limitations. Prior to April 1, 1997, BMHC matched 50% of the first 2% of an employee's contribution and 25% of the next 3% of an employee's contribution. Since April 1, 1997, BMHC has matched 50% of the first 3% and 25% of the next 2% of each employee's contribution. Plan participants invest their individual accounts in selected investment alternatives made available under the 401(k) Plan. BMHC's matching contributions during the last fiscal year to its Named Executive Officers were as follows: Robert E. Mellor, $4,403; Richard F. Blackwood, $4,237; Ellis C. Goebel, $4,333; Steven H. Pearson, $2,733; and William E. Smith, $3,913.

    Effective January 1, 1993, BMC West adopted a supplemental employee retirement plan ("SERP") to supplement the 401(k) Plan. The goal of the SERP is to provide an overall plan enabling employees to retire at age 65 with 30 years of service at an income level of at least 60% of pre-retirement pay. The retirement value target takes into consideration Social Security and 401(k) Plan benefits. In 1998, BMHC agreed to fund the SERP for executive officers with funds between 11.35%-12.73% of each executive officer's current base salary (these contributions are included in the table). Contributions are based on a percentage of BMHC's earnings after taxes, up to an amount not to exceed 15% of base salaries.

    Contributions made with respect to participants who are not considered highly compensated individuals under IRS regulations are used to acquire shares of BMHC's common stock. These contributions are allocated based upon individual base salary in excess of $20,000 and are added to the participants' 401(k) Plan accounts. Highly compensated individuals participate in a non-qualified, unfunded plan in which they receive a number of units determined by dividing the allocated contribution by the average year-end closing price of BMHC's common stock for the prior five years. The value of such a participant's account at any time is equal to the number of units multiplied by the five-year average stock price as of the immediately preceding fiscal year-end. BMHC funds distributions by purchasing cash value life insurance on participants, which is owned by BMHC. BMHC maintains a qualifying trust, which is subject to claims of creditors, in order to otherwise assure payment of benefits to participants.

(6) During 1997, as an additional incentive to attract a member of senior management, the Board of Directors granted options under the Plan for 50,000 shares to Mr. Mellor. These options vest at a rate of 20% annually for a period of five years. On February 5, 1997, Mr. Mellor was also granted options to purchase an additional 50,000 shares outside of BMHC's stock option plans. These options are not exercisable until BMHC achieves certain stock price levels designated by the Compensation Committee. To date, none of these options have vested; however, the options will vest in the year 2002 regardless of stock price levels. In 1998, Mr. Mellor received an option for 14,900 shares of common stock at the fair market value on the grant date which vest 20% each year.

(7) Mr. Smith was hired in November 1997 and only received compensation for the last two months of 1997.

STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

         In 1998, the Board of Directors granted stock options under BMHC's 1993 Plan. BMHC has reserved 725,000 shares of common stock to be issued on the exercise of options granted to select directors, executive officers, and key employees. The 1993 Plan is administered by the Compensation Committee. The Compensation Committee is authorized to determine who receives options, the number of shares in each option, when the options may be exercised, and the exercise price. The table below details information about the stock options granted during 1998 to the Named Executive Officers under the 1993 Plan.

                     OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

                                                Individual Grants
                             --------------------------------------------------------------------
                                                   % of Total
                                 Number of           Options
                                Securities         Granted to
                                Underlying          Employees         Exercise
                                  Options           in Fiscal          Price         Expiration          Grant Date
            Name              Granted (#)(1)          Year(2)         ($/SH)(3)          Date         Present Value ($)(4)
            ----              --------------       ----------         ---------      ----------       --------------------
Robert E. Mellor                  14,900               9.9             12.375         02/17/08              $91,933

Richard F. Blackwood               6,860               4.6             12.375         02/17/08              $42,326

Ellis C. Goebel                    6,160               4.1             12.375         02/17/08              $38,007

Steven H. Pearson                  5,060               3.4             12.375         02/17/08              $31,220

--------------------------------------------

(1) Options vest at a rate of 20% a year, unless the vesting schedule is accelerated by the Compensation Committee of the Board of Directors, according to the terms of the 1993 Plan. In the event of a change of control, as defined in the 1993 Plan, all outstanding options become exercisable immediately. Options expire 90 days after an optionee's employment with BMHC is terminated for any reason, unless the termination results from optionee's death, permanent disability, or retirement. In the case of an optionee's death or disability, a vested option does not expire until one year after optionee's death or disability. However, if an optionee retires, a vested option does not expire until three years after optionee's retirement. Options expire 10 years from the grant date. As of December 31, 1998, 20% of the options granted to executive officers and key employees in the last fiscal year were vested and are fully exercisable.

(2) During the 1998 fiscal year, 86 of BMHC's 4,073 employees were granted options under the 1993 Plan and one (1) employee was granted options under the 1992 Plan. During the 1998 fiscal year, the total number of shares granted to executive officers and key employees was as follows: 147,970 shares from the 1993 Plan and 2,000 shares from the 1992 Plan.

(3) Represents the closing market price of BMHC's common stock on the day immediately preceding the grant date.

(4) BMHC used the Black-Scholes model of option valuation to determine grant date present value. BMHC does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value that an executive officer realizes depends on the market value of BMHC's stock at a future date and may be more or less than the amount calculated. Estimated values under the Black-Scholes model are based on (a) an expected life of six years; (b) an interest rate that represents the interest rate on a similar maturity 0 coupon, U.S. Treasury Bond; (c) volatility calculated using weekly stock prices for six years prior to the grant date; and (d) a zero future dividend yield.

AGGREGATED STOCK OPTIONS

         The table below provides information concerning aggregated unexercised stock options held as of the 1998 fiscal year-end and the stock options exercised during the 1998 fiscal year by the Named Executive Officers.

  AGGREGATED OPTIONS/ EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES
------------------------------------------------------------------------------


                                                Number of Securities Underlying                          Value of Unexercised
                                                       Unexercised Options at                         In-the-Money Options  at
                                                        December 31, 1998(1)                           December 31, 1998(1,2)
                                                -----------------------------------                 ------------------------------
                      Shares
                    Acquired        Value
Name               On Exercise    Exercised     Exercisable           Unexercisable                  Exercisable      Unexercisable
----               -----------    ---------     -----------           -------------                  -----------      -------------
Robert E. Mellor       -----         -----          39,480               91,920                         48,413              0

Richard F. Blackwood   5,000         50,200         45,246               12,101                        293,516              0

Ellis C. Goebel        -----         -----          29,212                8,908                        180,538              0

Steven H. Pearson      6,438         83,671         19,505                7,982                         77,523              0

William E. Smith       ----           ----           2,000                3,000                            376            564

--------------------------------------------

(1) The table includes options vested under BMHC's stock option plans as of December 31, 1998, and from outside BMHC's stock option plans. The options are valued at the closing market price of the stock on December 31, 1998.

(2) The values in these columns are the aggregate amount by which the market price per share of $12.13 on December 31, 1998, exceeded the respective exercise prices of each of the options.


COMPENSATION OF DIRECTORS

     In 1998, BMHC paid its non-employee directors a quarterly fee of $2,500 for their services on the Board of Directors, together with a fee of $2,000 for each meeting of the Board of Directors they attended. The non-employee directors were also paid a fee of $2,000 for each committee meeting of the Board of Directors they attended ($1,000 if the committee meeting was held in conjunction with a Board of Directors meeting, or was held by telephone and lasted less than four hours). All of the directors are reimbursed for their expenses for each Board of Directors and committee meeting attended.

     In 1998, George E. McCown received a fee of $150,000 for his service as Chairman of the Board of Directors. Mr. McCown does not receive quarterly or meeting fees or stock options from BMHC's Non-Employee Director Stock Option Plans.

     BMHC has a one-year Consulting Agreement with Donald S. Hendrickson, which began in April 1998, for $150,000. As of December 31, 1998, Mr. Hendrickson received $100,000 for his consulting services under the Consulting Agreement.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     Each of the Named Executive Officers and certain other officers have entered into Severance Agreements with BMHC or BMC West and its Subsidiaries (the "Severance Agreement"). Under the terms of the Severance Agreement, a participating executive will be entitled to receive benefits if the executive's employment is terminated by BMHC without cause or by the executive for good reason within three years following a change in control of BMHC.

     The benefits payable to the Named Executive Officers under the Severance Agreement consist of a lump sum cash payment equal to 2.99 times the sum of
(i) the executive's compensation (measured by the higher of the amount in effect at the time of termination or Change in Control), plus (ii) the highest cash bonus and profit sharing plan contribution during the three years prior to the Change in Control. In addition, under BMHC's stock option plans, the options vest upon a Change in Control.

     The Severance Agreement includes all district managers, location managers, and all other key employees whose total annual compensation exceeds $60,000. This group of district managers, location managers and eligible employees are eligible to receive one year's severance upon a Change in Control.

   A "Change in Control" includes: (i) a merger or consolidation of BMHC in which BMHC is not the continuing entity or the holders of BMHC's voting stock immediately prior to the transaction have less than the same proportionate interest in the continuing entity after the transaction; (ii) a sale or exchange of all or substantially all of the assets of BMHC; (iii) approval of a plan of liquidation or dissolution; (iv) a change, over a two-year period or less, in a majority of the Board of Directors that has not been approved by two-thirds of the directors in office at the beginning of the period; and (v) the acquisition by certain persons of 50% or more of BMHC's outstanding stock. A Change in Control does not include a transaction initiated by the Board of Directors and approved by a majority of independent directors (as defined in the Severance Agreement).

     The term "Cause" is defined as the commission of certain felonies, willful dereliction of duties, malicious conduct, and habitual neglect of duties. An executive's termination is for "Good Reason" if any of the following occur within six months of such termination: (i) material change in the executive's duties or position; (ii) a material decrease in compensation or benefits; (iii) certain relocations; and (iv) breach of the Severance Agreement.

     The Severance Agreement has an initial term of two years and thereafter is automatically renewed for a similar period, subject to cancellation or amendment by BMHC on or before a subsequent renewal date. If benefits under the Severance Agreement would exceed those permitted under Section 280G of the Internal Revenue Code, the benefits are reduced to a level so that they do not exceed the applicable limits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, BMHC's Compensation Committee consists of Robert V. Hansberger, Guy O. Mabry, and Peter S. O'Neill. None of BMHC's executive officers serves as a director of another corporation in a case where an executive officer of such other corporation serves as a director of BMHC.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which consists of three Non-employee Directors, decides on the compensation of BMHC's executive officers. The full Board of Directors reviews all decisions by the Compensation Committee relating to the compensation of BMHC's executive officers, except for awards under BMHC's 1992 Plan and 1993 Plan, which grant discretion to either the Compensation Committee or the Board of Directors.

     The Compensation Committee uses independent compensation consultants and studies to compare BMHC's compensation plans in general with compensation plans in BMHC's industry and with comparable sized companies in similar industries. In December 1998, the Compensation Committee reviewed both industry and national compensation surveys, with the assistance of AON Consulting, to measure the competitiveness of officer base salaries and total compensation. The Compensation Committee established goals for compensation plans for both executive officers and key employees for direct and deferred compensation.

     The Compensation Committee has considered the provisions to the Internal Revenue Code denying deductions for annual compensation to certain executives in excess of $1 million, subject to certain exceptions. BMHC's compensation structure has been such that it is not likely that the $1 million cap will affect BMHC in the near future. In the event any annual compensation to executives approaches the $1 million cap, BMHC will evaluate and comply with the regulations.

     COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. Compensation policies for executive officers follow the compensation policies for all employees. The policies emphasize the principle that compensation should be competitive as well as commensurate with both an individual's and BMHC's performance.

     BMHC's compensation policies for executive officers are structured to provide competitive compensation levels that integrate compensation with all BMHC's annual and long-term performance goals, reward above-average corporate performance, recognize an individual's initiative and achievements, provide mechanisms for the executive officers to provide for their own retirement, and assist BMHC in attracting and retaining qualified executives. Targets for total compensation are set at levels the Compensation Committee believes are consistent with others in BMHC's industry and comparable sized companies in similar industries. Actual compensation in any particular year may be above or below BMHC's competitors or comparable sized companies in similar industries, depending upon BMHC's performance. The Compensation Committee believes stock ownership is beneficial in aligning BMHC's and shareholders' interests in enhancing shareholder value.

     RELATIONSHIP OF PERFORMANCE UNDER COMPENSATION PLANS. Compensation paid to the executive officers in 1998, as reflected in the foregoing tables, consisted of the following elements: base salary, bonus, the value of stock options that were granted and which vested in 1998, and retirement plans.

     Base salary in 1998 was adjusted for the executive officers to compare more closely to salaries of executives holding similar positions of responsibility in related industries. Any additional compensation paid to executive officers is based on BMHC's earnings, which results in aligning executive officers' and shareholders' interests with BMHC's profitability.

     BMHC's annual bonuses to its executive officers, except for Richard F. Blackwood and William E. Smith, reported in the third column of the Summary Compensation Table on page 8 are based on BMHC's earnings per share (EPS) and return on equity (ROE). The bonus of each division president is based on his division's earnings, return on net working capital and overall earnings per share of BMHC. The Compensation Committee sets performance targets in these areas with minimum performance hurdles combined with increasing bonus pay opportunities which are in direct correlation to the division's and BMHC's financial performance. In addition to financial performance, an officer's bonus is determined by his individual performance against predetermined objectives. The bonuses paid to executive officers who were employed by BMHC during 1997 and 1998 were up 95% from the prior year. The increased bonuses reflect BMHC's significantly improved EPS performance, up 54% and ROE up 44% over the prior year.

     The Compensation Committee reviews and adjusts annually, if necessary, the targets and proposed amounts to be paid in bonuses to the executive officers. The Compensation Committee made changes in 1998 to tailor compensation more closely to individual goals as well as BMHC's financial results.

     BMHC's stock option plans are designed to reinforce long-term focus on both BMHC's performance and its stock performance. BMHC has granted stock options to executive officers under several option plans. In 1998, the Compensation Committee approved the grant of BMHC's common stock to its executive officers and key employees. Of the grants, 147,970 shares were from the 1993 Plan, and 2,000 shares were from the 1992 Plan. The options generally vest at a rate of 20% per year commencing on December 31, 1998, and expiring 10 years from the grant date.

     The executive officers also participate in other employee benefit programs, including health insurance, group life insurance, and a 401(k) Plan. In 1998, BMHC matched 50% of the first 3% of salary and 25% of the next 2% of salary contributed by the employee to the 401(k) Plan. To supplement BMHC's 401(k) Plan, BMHC also provides a supplemental employee retirement plan ("SERP") in which the executive officers participate. The goal of the SERP is to provide an overall plan enabling employees to retire at age 65 after 30 years of service at an income level of at least 60% of pre-retirement pay. In 1998, BMHC funded the SERP for executive officers with funds between the range of 11.35%-12.73% of each executive officer's 1998 base salary. The Named Executive Officers participate in an unfunded plan in which they receive a number of units determined by dividing the allocated contribution by the average year-end closing price of BMHC's common stock for the prior five years. The value of each executive officer's account at any time is equal to the number of units multiplied by the five-year average stock price as of the immediately preceding year end. BMHC funds distributions from the purchase of cash value life insurance which BMHC owns on participants.

     CHIEF EXECUTIVE OFFICER'S 1998 COMPENSATION. The Compensation Committee's general approach to the Chief Executive Officer's ("CEO's") annual compensation is to establish a competitive annual base salary and to provide for additional compensation based on BMHC's actual performance during the year. This approach coincides with BMHC's general philosophy of providing compensation commensurate with the individual's and BMHC's performance. As a result, the CEO's compensation may fluctuate from year to year.

     The President and Chief Executive Officer of BMHC also participates in the same bonus plan as other executive officers. In 1998, Mr. Mellor received an option for 14,900 shares of common stock at the fair market value on the grant date. In 1997, Mr. Mellor was granted an option for 50,000 shares of common stock at the fair market value on the grant date which vests five years from the grant date with accelerated vesting if BMHC's stock reaches certain price levels. In 1998, Mr. Mellor received a bonus of $278,094 and none of his performance based stock options vested.

     The Compensation Committee's approach to the CEO's long-term compensation is to provide for retirement planning through BMHC's 401(k) Plan, the SERP discussed above, and through stock option plans implemented by BMHC to emphasize its long-term performance and its stock. The CEO participates in BMHC's three stock option plans. In May 1998, in connection with the grant of options under the 1993 Plan to other executive officers and key employees, the CEO was granted options to acquire 14,900 shares of BMHC's common stock. The options generally vest at a rate of 20% per year commencing on December 31, 1998, and expire 10 years from the grant date.

     The Compensation Committee believes that this approach to the CEO's bonus relates a substantial part of the CEO's annual compensation to BMHC's annual performance results by aligning the CEO's compensation with shareholders' interests.


                                       COMPENSATION COMMITTEE

                                       Robert V. Hansberger, Chairman
                                       Guy O. Mabry
                                       Peter S. O'Neill

                              PERFORMANCE GRAPH

      The graph below compares BMHC's cumulative total return with the Nasdaq Market Index and a Peer Group Index from January 1, 1994, through December 31, 1998. Total return is based on an investment of $100 on January 1, 1994, and reinvestment of dividends through December 31, 1998. The Peer Group Indexes include publicly held building material distributors and similarly sized distributors of other products to the construction industry.(1)

                                                            FISCAL YEAR ENDING
                            -------------------------------------------------------------------------------------
COMPANY/INDEX/MARKET        12/28/1993     12/28/1994     12/29/1996     12/31/1996     12/31/1997     12/31/1998
--------------------        ----------     ----------     ----------     ----------     ----------     ----------
Building Materials            100.00          69.29          74.33          61.73          52.91          61.10
Customer Selected Stock List  100.00          74.09          44.51          52.12          54.09          56.04
NASDAQ Market Index           100.00         104.99         136.18         169.23         207.00         291.96

                   ASSUMES $100 INVESTED ON JANUARY 1, 1994
                         ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1998

(1)  The 1998 Peer Group Index is composed of the following issuers:
     Wickes, Inc. and Wolohan Lumber Co.

                 CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

      Section 16(a) of the Securities Exchange Act of 1934 requires BMHC's executive officers, directors, and persons owning more than 10% of a registered class of BMHC's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish BMHC with copies of all Section 16(a) forms they file. Based solely on its review of such forms and written representations from certain reporting persons that they have complied with the relevant filing requirements, BMHC believes that all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with as of December 31, 1998.

INDEMNIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS

      BMHC's Bylaws provide that BMHC will indemnify its directors and executive officers and may indemnify its other officers, employees, and other agents to the fullest extent not prohibited by law. BMHC believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and requires BMHC to advance litigation expenses in the case of shareholder derivative actions or other actions against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. BMHC is also empowered under its Bylaws to enter into indemnification contracts with its directors and executive officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In accordance with this provision, BMHC has entered into indemnity agreements with each of its directors and executive officers. BMHC also has in effect directors and executive officers liability insurance coverage.

      BMHC's Certificate of Incorporation provides that, under Delaware law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to BMHC and its shareholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to BMHC, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

      Currently, there is no pending litigation or proceeding involving a director, executive officer, employee, or other BMHC agent where indemnification is sought. BMHC is not aware of any threatened litigation that may result in indemnification claims by any director, executive officer, employee, or other agent.

      Any future transactions between BMHC and its executive officers, directors, and affiliates will be on terms no less favorable to BMHC than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of BMHC's disinterested directors.

                            SHAREHOLDER PROPOSALS

      Under Section 5(b) of BMHC's Bylaws, proposals by BMHC shareholders must be given in writing to BMHC's Secretary in a timely manner. A timely manner is defined as being delivered to or mailed and received at BMHC's principal executive office not less than 120 days prior to the date BMHC's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. No timely proposals were received.

                     SHAREHOLDER NOMINATION OF DIRECTORS

      Under Section 5(c) of BMHC's Bylaws, nominations for election to the Board of Directors by BMHC's shareholders must be received not less than 120 days prior to the date BMHC's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. The nomination must contain the information required by BMHC's Bylaws. No timely nominations were received.

                               OTHER MATTERS

      The Board of Directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented, persons named as proxies will vote in accordance with their best judgment on such matters.


                                       By Order of the Board of Directors


                                       Paul S. Street
                                       Senior Vice President,
                                       General Counsel and Secretary

March 31, 1999

      A copy of BMHC's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1998, is available without charge upon written request to:


                                    Shareholder Services
                                    Building Materials Holding Corporation
                                    Attn:  Lesa D. Thomas, Assistant Secretary
                                    720 Park Boulevard, Suite 200
                                    Post Office Box 70006
                                    Boise, Idaho  83707-0106
                                    www.BMHC.com

                        BUILDING MATERIALS HOLDING CORPORATION
             PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 5, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Mellor, Ellis C. Goebel, and Paul S. Street, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in Building Materials Holding Corporation.

Please sign and date on the reverse side and mail promptly. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.


                   (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                           PLEASE DATE, SIGN AND MAIL YOUR
                         PROXY CARD BACK AS SOON AS POSSIBLE!

                            ANNUAL MEETING OF SHAREHOLDERS
                        BUILDING MATERIALS HOLDING CORPORATION

                                     MAY 5, 1999



                   Please Detach and Mail in the Envelope Provided

   A
/X/       PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                                    NOMINEES: George E. McCown           2.   In their discretion, the
                FOR  WITHHELD                 Robert E. Mellor                proxies are authorized to vote
 1.   Election  / /    / /                    Alec F. Beck                    upon such other business as may
      of                                      H. James Brown                  properly come before the
      Directors                               Wilbur J. Fix                   meeting.
                                              Robert V. Hansberger
 Instructions:  To withhold                   Donald S. Hendrickson      THIS PROXY WILL BE VOTED ACCORDING
 authority to vote for any                    Guy O. Mabry               TO YOUR INSTRUCTIONS.  IF YOU SIGN
 individual nominee, write that               Peter S. O'Neill           AND RETURN THE CARD BUT DO NOT VOTE
 nominee's name in the space                                             ON THIS MATTER, THEN PROPOSAL 1, IF
 provided below:                                                         UNMARKED, WILL RECEIVE YOUR VOTES.
                                                                         PLEASE DATE, SIGN, AND RETURN THIS
                                                                         PROXY IN THE ENCLOSED ENVELOPE.

                                                                                                  YES    NO
                                                                         DO YOU PLAN TO ATTEND    / /   / /
                                                                         THE ANNUAL MEETING?

SIGNATURE(S) ______________________ DATE ____________

SIGNATURE(S) ______________________ DATE ____________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such. If shares held by corporation, sign in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.